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                                                                EXHIBIT 10.26(b)

                  This SUPPLEMENT NO. 1, is made as of this 7th day of June, 2000 ( the "SUPPLEMENT"), to the Management Advisory Services Agreement, dated as of February 10, 1998, as amended (the "MANAGEMENT AGREEMENT"), by and between Aames Financial Corporation, a Delaware corporation (the "COMPANY") and Equifin Capital Management LLC, a Delaware limited liability company ("ADVISOR").

         WHEREAS, The Company has requested and Advisor has provided additional Advisory Services including but not limited to investment banking advice and assistance in securing additional capital and financing sources and providing assistance in the filling of employment positions in the Company (the "ADDITIONAL ADVISORY SERVICES"); and

         WHEREAS, The Company and the Advisor are executing this Supplement in accordance with Section 12(d) of the Management Agreement.

         IN CONSIDERATION of the foregoing and of the mutual representations, covenants and agreements herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree, as follows:

1.       COMPENSATION.

         In consideration of the Additional Advisory Services, the Company shall pay Advisor an advisory fee of $800,000 on the Additional Closing Date (as defined in Preferred Stock Purchase Agreement, dated as of May 19, 2000, by and between the Company and Advisor) by wire transfer of immediately available funds to such account as the Advisor shall designate.

2.       COUNTERPARTS.

         This Supplement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Supplement by signing such a counterpart.

3.       GOVERNING LAW.

         This Supplement shall be governed by and construed in accordance with the laws of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

4.       REPRESENTATIONS AND WARRANTIES.

         Each party hereto represents and warrants to each of the other parties hereto that: (a) it has full power and authority to enter into this Supplement; (b) the execution, delivery and performance of this Supplement will not conflict with, violate or result in a default under (with or without the giving of notice or passage of time or both) such party's organizational documents and bylaws or other material agreements; and (c) this Supplement has been duly executed and delivered, and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

5.       SUCCESSORS AND ASSIGNS.

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         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

6. Capitalized terms used herein but not defined herein have the meaning ascribed to them in the Management Agreement


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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed as of the date and year first above written.



AAMES FINANCIAL CORPORATION               EQUIFIN CAPITAL MANAGEMENT, LLC



By:      /s/ A. Jay Meyerson              By:      /s/ Mani A. Sadeghi
         -----------------------                   --------------------------
Name:    A. Jay Meyerson                  Name:    Mani A. Sadeghi
Title:   Chief Executive Officer          Title:   CEO & Managing Partner

Date:    6/7/2000                          Date:    6/7/00
         -----------------------                   --------------------------